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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               COMMERCE ONE, INC.

             (Exact name of Registrant as specified in its charter)

                            ----------------------

                 DELAWARE                                 68-0322810
 (State of incorporation or organization)     (IRS Employer Identification No.)


                                 1600 Riviera Drive
                              Walnut Creek, CA  94596
               (Address of principal executive offices) (Zip Code)

                            ----------------------

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-76987 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


              TITLE OF EACH                     NAME OF EACH EXCHANGE ON
         CLASS TO BE REGISTERED           WHICH EACH CLASS IS TO BE REGISTERED
         ----------------------           ------------------------------------
                  None                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.0001 PER SHARE

                                  (TITLE OF CLASS)
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Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

           COMMON STOCK

          Incorporated by reference to the section entitled "Description of Capital Stock - Common Stock" in the Company's Registration Statement on Form S-1 (Commission File No. 333-76987) (the "Registration Statement") filed with the Securities and Exchange Commission on April 26, 1999, as amended on May 20, 1999, June 7, 1999, June 9, 1999, June 14, 1999 and June 21, 1999.

Item 2.   EXHIBITS.

          The following exhibits are filed as a part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

          4.1  Specimen Stock Certificate for Registrant's Common Stock.

          3.1 Amended and Restated Certificate of Incorporation of Registrant, as amended.

          3.2  Amended and Restated Bylaws of Registrant, as amended.

          10.2 1997 Incentive Stock Option Plan.

          10.3 1999 Employee Stock Purchase Plan.

          10.4 Amended and Restated 1995 Stock Option Plan.

          10.5 1999 Director Option Plan.

          10.6 VEO Systems, Inc. Option Plan.

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                                     SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  INFOSEEK CORPORATION

Date: June 21, 1999

                                  /s/ Robert M. Tarkoff
                                  -----------------------------------
                                  Robert M. Tarkoff
                                  Vice President, General Counsel and Secretary
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                                    EXHIBIT INDEX

      The following exhibits are filed as a part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):


      EXHIBIT NO.                  EXHIBIT
      ----------                   -------
      4.1          Specimen Stock Certificate for Registrant's Common Stock.

      3.1          Amended and Restated Certificate of Incorporation of
                   Registrant, as amended.

      3.2          Amended and Restated Bylaws of Registrants, as amended.

      10.2         1997 Incentive Stock Option Plan.

      10.3         1999 Employee Stock Purchase Plan.

      10.4         Amended and Restated 1995 Stock Option Plan.

      10.5         1999 Director Option Plan.

      10.6         VEO Systems, Inc. Option Plan.